EXHIBIT 10.1

COCA-COLA ENTERPRISES INC.

AMENDMENT TO CONSULTING & SEPARATION AGREEMENT

        THIS AMENDMENT (the “Amendment”), by and between COCA-COLA ENTERPRISES INC., a Delaware corporation (the “Company”), and Summerfield K. Johnston, III (“Mr. Johnston”).

        WHEREAS, Mr. Johnston resigned from the Company, and the Company and Mr. Johnston entered into a consulting and separation agreement (the “Agreement”) to provide Mr. Johnston with separation benefits and to ensure a successful transition in the Company’s management; and

        WHEREAS, the Company and Mr. Johnston now desire to amend the Agreement to make a lump-sum payment to Mr. Johnston in lieu of certain amounts that were to be paid in 2005, 2006, and 2007 under the Agreement.

        NOW, THEREFORE, the parties do hereby amend the Agreement as follows:

    1.        Lump-Sum Payment. The Company will pay to Mr. Johnston as soon as practicable following the effective date of this Amendment the lump-sum amount of $559,932. Such lump-sum amount shall be in lieu of (i) the remaining separation benefits payable under Paragraph 1(b) of the Agreement, (ii) the tax and financial planning expense reimbursement under Paragraph 4 of the Agreement, and (iii) the payments with respect to the Company’s bonus program under Paragraph 5 of the Agreement, and Mr. Johnston agrees and acknowledges that he shall have no further rights under such provisions of the Agreement.

    2.        Continuation of Agreement Provisions. Except as provided above, the Agreement shall continue in full force and effect without amendment or modification, including, but not limited to, Mr. Johnston’s participation in the Executive Retiree Medical Plan as part of his separation benefits under Paragraph 6 of the Agreement, the general release contained in Paragraph 9 of the Agreement, and the noncompetition covenant under Paragraph 10 of the Agreement.

    3.        Effective Date. This Amendment shall become effective upon the later of the date last signed below.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the dates indicated below.

Date: 11/15/05	/S/ SUMMERFIELD K. JOHNSTON, III SUMMERFIELD K. JOHNSTON, III
Date: 11/16/05	COCA-COLA ENTERPRISES INC. By: /S/ JOHN J. CULHANE